SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED        AVERAGE
                        DATE             SOLD(-)             PRICE(2)
 COMMON STOCK-INTEREP NATL RADIO
          GAMCO ASSET MANAGEMENT INC.
                       2/06/06            5,000-             .3800
                       2/03/06            8,000-             .3700
                       1/31/06            5,000-             .3800

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    IN THE OVER-THE-COUNTER MARKET.

(2) PRICE EXCLUDES COMMISSION.